EXHIBIT (c)(13)




                        EXTENSION OF SECOND AMENDMENT TO
                     AGREEMENT FOR SATISFACTION OF JUDGMENT


         This Extension of Second Amendment to Agreement for Satisfaction of Judgment is entered into as of this 31st day of July, 1997 by and among HOMEOWNERS GROUP, INC. ("HOMG"), HOMEOWNERS MARKETING SERVICES, INC. ("HMS") and THE CROSS COUNTRY GROUP, L.L.C. ("CC").

         WHEREAS, CC, HOMG and HMS desire to extend the the agreement of CC contained in the Second Amendment (the "Second Amendment") to Agreement for Satisfaction of Judgment, dated as of the 1st day of July, 1997, not to take any action to collect on the Judgment.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. CC will not undertake prior to August 6, 1997, any act to execute on the Judgment, including the issuance or service of writs of attachment, garnishment or execution from any court, or to obtain discovery in aid of execution from any third party, and will accept the Payoff Amount (as defined in the Second Amendment) if it is paid by August 6, 1997.

         2. All other provisions of the Second Amendment to Agreement for Satisfaction of Judgment shall remain the same.

         IN WITNESS WHEREOF, each party has executed this Amendment by its duly authorized representative on the date set forth above.


                                            HOMEOWNERS GROUP, INC.


                                            By:/s/ C. Gregory Morris
                                               -------------------------------
                                                 Name:
                                                 Title:









                                            HOMEOWNERS MARKETING
                                            SERVICES, INC.



                                            By:/s/ C. Gregory Morris
                                               -------------------------------
                                                 Name:
                                                 Title:



                                            THE CROSS COUNTRY GROUP,
                                            L.L.C.


                                            By:/s/ Howard L. Wolk
                                               -------------------------------
                                                 Name:
                                                 Title:



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